UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2013.

LILM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1007 Livingston Loop, The Villages, Florida	32162
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (352) 561-8182

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

On October 29, 2013, our wholly-owned subsidiary, Ashland Holdings LLC (“Ashland”), entered into an Agreement for the Purchase and Sale of Real Estate (the “Agreement”) with TD Bank pursuant to which Ashland shall purchase .90 acres of real estate, including an office building thereon, located in Wildwood, Florida (the “Property”).

The purchase price for the Property is $47,500 (the “Purchase Price”).  Ashland paid to American Home Title Insurance, as escrow agent, a $4750 earnest money deposit to be applied to the Purchase Price at Closing.  Unless otherwise extended, the Closing is required to take place no later than 15 days after completion of the investigation period of the Property, which investigation must be completed within 30 days from the date of the Agreement.

The foregoing summary of the Agreement for the Purchase and Sale of Real Estate  is qualified in its entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

ITEM 9.01                      Financial Statements and Exhibits.

(d) Exhibits

10.1 – Agreement for the Purchase and Sale of Real Estate dated October 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 1, 2013

LILM, INC.

By:/s/ Kent Campbell
Name: Kent Campbell
Title: Chief Executive Officer